Exhibit 10.2.5

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made as of this 5th day of November,  2021, by and among AQUA PENNSYLVANIA, INC., a Pennsylvania corporation (“Borrower”), the several banks and financial institutions parties to this Agreement (each a “Bank” and collectively, the “Banks”) and PNC BANK, NATIONAL ASSOCIATION in its capacity as agent for the Banks (in such capacity, the “Agent”).

BACKGROUND

A.The Borrower, the Agent and the Banks are parties to an Amended and Restated Credit Agreement, dated as of November 17, 2016 (as heretofore amended, supplemented, modified, or restated, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement and as may be further amended, supplemented, modified or restated from time to time, the “Amended Credit Agreement”), pursuant to which the Banks have made available to the Borrower a revolving credit facility in an aggregate amount of $100,000,000 (the “Facility”).  The loans under the Facility are evidenced by the Borrower’s Notes to the Banks in the aggregate principal amount of $100,000,000.

B.The Borrower, the Agent and the Banks desire to extend the Termination Date of the Facility and modify certain other provisions of the Existing Credit Agreement, all on the terms and subject to the conditions herein set forth.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Amended Credit Agreement.

2.Amendment to Existing Credit Agreement.  Effective on November 5, 2021 (the “Effective Date”),  the text of each of the Existing Credit Agreement and each of the Schedules and Exhibits thereto are hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement, Schedules and Exhibits attached as Annex A hereto.

3.No Novation; Transitional Arrangements.  This Agreement shall not constitute a termination of the Existing Credit Agreement nor a novation of any indebtedness or other obligations owing to the Agent or any Bank under the Existing Credit Agreement.  On the Effective Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented and modified in their entirety by the facilities described in the Amended Credit Agreement, and all loans and other obligations of the Borrower outstanding as of the Effective Date under the Existing Credit Agreement shall be deemed to be loans and obligations outstanding

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under the corresponding facilities described in the Amended Credit Agreement, without any further action by any Person; provided,  however, that any Eurodollar Loan (as defined in the Existing Credit Agreement) outstanding immediately before giving effect to this Agreement shall continue to bear interest after the Effective Date at the applicable Eurodollar Rate (as defined in the Existing Credit Agreement) for the Interest Period (as defined in the Existing Credit Agreement) in effect for such outstanding Eurodollar Loan immediately before giving effect to this Agreement plus sixty-five (65) basis points (0.65%) until the end of such Interest Period. At the end of the applicable Interest Period for any such outstanding Eurodollar Loan, the Borrower shall either (a) convert such Loan to a Base Rate Loan or a BSBY Rate Loan in accordance with the terms of the Amended Credit Agreement or (b) repay such Loan in full in accordance with the terms of the Amended Credit Agreement.

4.Borrower’s Ratification.  The Borrower agrees that it has no defenses, set-offs, counterclaim or challenge against the Banks or the Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms.  The Borrower hereby ratifies and confirms its obligations under the Loan Documents as amended hereby and agrees that the execution and delivery of this Agreement does not in any way diminish or invalidate any of its obligations thereunder.

5.Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Banks that:

(a)Immediately before giving effect to this Agreement, the representations and warranties of the Borrower set forth in the Existing Credit Agreement, and immediately after giving effect to this Agreement, the representations and warranties of the Borrower set forth in the Amended Credit Agreement and the other Loan Documents, are in each case true and correct in all material respects as of the Effective Date; provided, however, that for purposes of the representations in Section 3.1 thereof, the annual and quarterly financial information referred to in such Section shall be deemed to be the most recent such information furnished to each Bank;

(b)Immediately before giving effect to this Agreement, there exists no Default or Event of Default under the Existing Credit Agreement, and immediately after giving effect to this Agreement there exists no Default or Event of Default under the Amended Credit Agreement;

(c)This Agreement (including the Amended Credit Agreement) has  been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms; and

(d)No consent, approval or authorization of, filing, registration or recording with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Borrower of

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this Agreement or the Amended Credit Agreement (except for those which have been obtained on or prior to the date hereof).

All of the above representations and warranties shall survive the making of this Agreement.

6.Conditions Precedent.  The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of the Agent and its counsel, of the following conditions precedent on or before the Effective Date:

(a)The Agent shall have received the following, all of which shall be in form and substance satisfactory to the Agent and shall be duly completed and executed by the Borrower, the Agent and the Banks, as applicable:

(i)This Agreement;

(ii)Copies, certified by the Secretary or an Assistant Secretary of the Borrower as of a recent date, of resolutions of the board of directors of the Borrower in effect on the date hereof authorizing the execution, delivery and performance of this Agreement and the other documents and transactions contemplated hereby and the performance of the Amended Credit Agreement;

(iii)Copies, certified by its corporate secretary as of a recent date, of the articles of incorporation, certificate of formation, and by-laws of the Borrower as in effect on the Effective Date, or a certificate stating that there have been no changes to any such documents since the most recent date true and correct copies thereof were delivered to the Agent;

(iv)A good standing certificate for the Borrower in the State of its formation dated as of a recent date;

(v)If the Borrower qualifies as a legal entity customer under the Beneficial Ownership Regulations, an executed Certificate of Beneficial Ownership for the Borrower and, in any case, such other documentation and other information requested by the Agent and the Banks in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(vi)Such additional documents, certificates and information as the Agent or the Banks may require pursuant to the terms hereof or otherwise reasonably request.

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(b)The Agent shall have received such fees as shall have been agreed.

(c)The Agent shall have received, to the extent invoiced, reimbursement of all fees and expenses of counsel to the Agent required to be paid or reimbursed by the Borrower hereunder.

All of the foregoing fees shall be in all respects, fully earned, due and payable on the Effective Date and non-refundable and non- creditable thereafter.

7.Integration.  This Agreement constitutes the sole agreement of the parties hereto with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto.  From and after the Effective Date, all references in the Amended Credit Agreement and each of the other Loan Documents to the Credit Agreement or the other Loan Documents modified hereby shall be deemed to be references to the Amended Credit Agreement and such other Loan Documents as modified hereby.  This Agreement shall constitute a Loan Document for all purposes under the Amended Credit Agreement and each of the other Loan Documents.

8.Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.Miscellaneous.

(a)The Borrower agrees to pay all of the Agent’s reasonable out-of-pocket fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel to the Agent.

(b)All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to the Agent and the Banks in connection therewith shall remain unaltered and in full force and effect except as expressly modified or amended hereby.  To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

(c)The execution, delivery and effectiveness of this Agreement shall neither operate as a waiver of any right, power or remedy of the Agent or the Banks under any of the Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.

(d)In consideration of the Agent’s and the Banks’ agreement to amend the existing revolving credit facility, the Borrower hereby waives and releases the Agent and the Banks and their respective officers, attorneys, agents and employees from any liability, suit,

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damage, claim, loss or expense of any kind or failure whatsoever and howsoever arising that it ever had up until, or has as of, the date of this Agreement.

(e)This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

(f)This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

(g)This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(h)The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(i)This Agreement may be executed in one or more counterparts, each of which counterparts when executed and delivered shall be deemed to be an original, and all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart hereof.

(j)No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

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IN WITNESS WHEREOF, the Borrower, the Agent and the Banks have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

AQUA PENNSYLVANIA, INC.

By: /s/ Daniel J. Schuller

Name:Daniel J. Schuller

Title:EVP and Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION,
as Agent and as a Bank

By: /s/ Domenic D’Ginto

Name:Domenic D’Ginto

Title: Managing Director

CITIZENS BANK, N.A., successor by merger to Citizens Bank of Pennsylvania, as a Bank

By: /s/ A. Paul Dawley

Name:A. Paul Dawley

Title: Senior Vice President

TD BANK, N.A., as a Bank

By: /s/ Jennifer L. Suspenski

Name:Jennifer L. Suspenski

Title: Vice President

THE HUNTINGTON NATIONAL BANK,
as a Bank

By: /s/ Marcel Fournier

Name: Marcel Fournier

Title: Vice President

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